Tellurian reports third quarter 2019 results
HOUSTON, Texas — (BUSINESS WIRE) November 6, 2019 — Tellurian Inc. (Tellurian) (NASDAQ: TELL) continues to build its integrated global natural gas business. Notable Tellurian achievements during the third quarter of 2019 and thereafter:
Commercial

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Announced a Memorandum of Understanding (MOU) with Petronet LNG Limited INDIA (Petronet) for Petronet and its affiliates to purchase of up to five million tonnes per annum (mtpa) of liquefied natural gas (LNG) from Driftwood, concurrent with an equity investment by Petronet in Driftwood. The agreement, exchanged in the presence of Prime Minister Narendra Modi and recognized by the governments of India and the United States, remains subject to further due diligence and approval of Petronet’s board of directors, and Tellurian and Petronet will endeavor to finalize the transaction agreements by March 31, 2020.

•	Continue to advance negotiations for the sale of LNG and interests in Driftwood with several counterparties.
Driftwood LNG

•	Progressed the engineering for the Driftwood liquefaction terminal, completing 26% of the total required.
Regulatory

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Began the Federal Energy Regulatory Commission (FERC) pre-filing process for the Permian Global Access Pipeline, a 625-mile, 42-inch interstate natural gas pipeline proposed from the Waha Hub in West Texas to near Lake Charles, Louisiana.

President and CEO Meg Gentle said, “Tellurian continues to execute on all facets of our strategy, including the completion of 26% of the engineering required for Driftwood, which makes Driftwood the most advanced pre-construction terminal in the United States. We are on schedule to produce first LNG in 2023.”
Financial results
Tellurian ended its third quarter of 2019 with approximately $91.1 million of cash and cash equivalents and approximately $133.2 million in debt. Tellurian has a strong balance sheet consisting of approximately $394.1 million in assets.
Tellurian reported a net loss of approximately $39.6 million, or $0.18 per share (basic and diluted), for the three months ended September 30, 2019.
About Tellurian Inc.
Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.
For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood project, investments in and construction of that project, a potential equity investment by Petronet in the Driftwood project, and a potential purchase by Petronet of LNG from the Driftwood terminal. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2018, and other Tellurian filings with the Securities and Exchange Commission, all of which are incorporated by reference herein. There can be no assurance that contemplated transactions will be completed as planned. FID is subject to the completion of financing arrangements that may not be completed within the time frame expected or at all. Achieving FID will require substantial amounts of financing in addition to that contemplated by the agreements described in this press release. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
Earnings podcast
On or before November 8, 2019, Tellurian will post to its website, tellurianinc.com, a podcast discussing its results of operations and financial condition as of and for the quarter ended September 30, 2019 and other aspects of its business and operations. The podcast may be found under the “News and presentations” tab.
Contact

Media: Joi Lecznar SVP Public Affairs and Communication Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Kian Granmayeh Director, Investor Relations Phone +1.832.320.9293 kian.granmayeh@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com